Exhibit 99.1

Church & Dwight Announces Closing of Offering of $250 Million of 6.00% Senior Subordinated Notes Due 2012

PRINCETON, N.J.—(BUSINESS WIRE)—Dec. 22, 2004—Church & Dwight (NYSE:CHD) announced today that it closed its offering of $250 million of 6.00% Senior Subordinated Notes due 2012 in a private placement.

The notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Concurrent with the completion of the offering, Church & Dwight accepted for purchase the $218.6 million aggregate principal amount of its 9 1/2% Senior Subordinated Notes due 2009, originally issued by Armkel, LLC and Armkel Finance, Inc., that were tendered pursuant to Church & Dwight’s tender offer commenced on November 22, 2004.

Church & Dwight Co., Inc. manufactures and markets a wide range of personal care, household and specialty products, under the ARM & HAMMER brand name and other well-known trademarks.

CONTACT: Church & Dwight Co., Inc.

                     Zvi Eiref, 609-279-7666

SOURCE: Church & Dwight Co., Inc.